Exhibit 10.5(a)

                               FIRST AMENDMENT TO
                        BLONDER TONGUE LABORATORIES, INC.
                          1995 LONG TERM INCENTIVE PLAN



     The Blonder Tongue Laboratories, Inc. 1995 Long Term Incentive Plan (the "Plan") is hereby amended as follows:

     1. The words "disinterested persons" set forth in Section 1.3 of the Plan shall be changed to "non-employee directors".

     2. The first sentence of Section 3.1 of the Plan is hereby amended and restated in its entirety as follows:

           "Subject to adjustment pursuant to the provisions of Section 3.2 hereof, the number of shares of Stock of the Company which may be issued and sold or awarded under the Plan shall not exceed 500,000 shares of which shares issued and sold pursuant to Incentive Stock Options under the Plan shall not exceed 475,000 and shares subject to restricted stock awards may not exceed 25,000."

     3. Ratification. Except as expressly set forth in this First Amendment to the Plan, the Plan is hereby ratified and confirmed without modification.

     4. Effective Date. The effective date of this Amendment to the Plan shall be February 10, 1997.




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